Exhibit 99.1 2018 Third Quarter Investor Presentation

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act Any statements contained in this presentation regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A. of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, debt securities held to maturity and debt securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers. Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Bureau of Consumer Financial Protection ("BCFP") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; (continued) 2

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act (cont.) regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity. Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to carry out its share repurchase program, pay dividends or increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues. Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products. Technological and Operational Risks. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (from fraudulent checks, stolen debit card information, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands and prevent cyber-attacks, costs and possible disruptions related to upgrading systems or cyber-attacks; the failure to attract and retain key employees. Litigation Risks. Litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A. Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including the impact of the Tax Cuts and Jobs Act tax reform legislation and adoption of federal or state legislation that would increase federal or state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities. 3

Corporate Profile September 30, 2018 A WELL-DIVERSIFIED EARNING ASSET PORTFOLIO… (Average balances, Consumer real estate and 3Q18 Yield $ millions) Other (First mortgage lien) 2 • $22.9 billion national bank holding Debt securities and other of 5.36% company headquartered in Minnesota 14% 9% $1,820 • 49th largest publicly-traded U.S. $3,026 Consumer real estate (Junior lien) 13% based bank holding company by $2,890 1 Inventory finance $2,867 asset size 13% $2,436 • 315 bank branches in seven states Auto finance $3,778 11% • Approximately 135,700 small business $4,625 banking relationships: Commercial 18% • 59,800 checking accounts Leasing and equipment finance 22% • 75,900 lending relationships …FUNDED BY A LOW COST DEPOSIT BASE • Average loan and lease portfolio makes (Average balances, up 80% of average total assets $ millions) 3Q18 Rate Certificates of deposit of 0.59%2 27% Savings • Common equity Tier 1 capital ratio of 31% $4,868 $5,634 11.04% $6,288 $1,496 Money market 8% 4 1 Source: S&P Global Market Intelligence (June 30, 2018) Checking 2 Annualized and presented on a fully tax-equivalent basis 34%

Who We Are – A Unique Regional Bank FUNDING LENDING • Loan and lease growth funded primarily • Well-diversified portfolio by asset class, by low cost, core deposit base geography, industry, loan and lease size • High concentration of retail deposits that and collateral type provide a competitive pricing advantage • Compete as experts in diverse lending as interest rates increase businesses • Convenience banking model based on • Shift in earning assets primarily from branch locations, hours of operation, auto finance loans to other loan and ATMs and enhanced digital channels lease portfolios and debt securities PROFITABILITY • Strong net interest income and net interest margin primarily due to our asset sensitive balance sheet and continued pricing discipline as interest rates increase • Improved earnings predictability as reduced gain on sale and servicing fee income results in a more stable revenue mix • Stable credit quality performance due to execution of our diversification philosophy 5

Third Quarter Themes

Net income of $86.2 million and diluted EPS of $0.51

1 POSITIVE OPERATING LEVERAGE

- Improved operating leverage as 3Q18 efficiency ratio of 67.41% down 105 bps YoY
- 2018 YTD adjusted efficiency ratio of 67.45%, in-line with 2018 full year guidance[1]

2 MAINTAINED STABLE NIM DESPITE BALANCE SHEET REMIX

- Net interest margin of 4.66%, down 1 bp vs. 2Q18, up 5 bps YoY
- Earning asset yields up 3 bps vs. 2Q18, up 29 bps YoY
- Net interest income increased 6.4% YoY

3 EARNING ASSET GROWTH WITH IMPROVED MIX

- Average earning asset growth of 4.6% YoY, including the continued run-off of the auto finance portfolio
- Loan and lease growth of 2.5% YoY, excluding auto finance[2]
- Mix shift increasingly toward more capital efficient assets

4 REDUCED RISK PROFILE

- Auto finance portfolio run-off of $328 million in 3Q18 and $925 million YTD
- Non-performing assets declined 25.1% YoY
- Net charge-offs of 0.10%[3], excluding auto finance portfolio and recovery on consumer real estate non-accrual loan sale

5 IMPROVED RETURN ON CAPITAL

- ROACE of 14.44% and ROATCE of 15.76%[4]
- Repurchased 940,373 common shares at a cost of $24 million during 3Q18
- Improving ROATCE with increasing capital base and reduced risk profile

2018 STRATEGIC THEMES

- REDUCING RISK PROFILE OF THE BALANCE SHEET
- POSITIVE OUTLOOK FOR NON-AUTO FINANCE BUSINESS
- FOCUS ON IMPROVING RETURN ON CAPITAL

[1] See slide 23 "Delivering on Commitments" for the adjustment to the YTD efficiency ratio
[2] See slide 14 "Loan and Lease Growth Excluding Auto Finance"
[3] See slide 26 "Reconciliation of GAAP to Non-GAAP Financial Measures"
[4] See slide 27 "Reconciliation of GAAP to Non-GAAP Financial Measures (cont.)"

6

Up 6.5% YoY Positive Operating Leverage Efficiency ratio improved 105 bps YoY EFFICIENCY RATIO Efficiency ratio 95.88% Adjusted efficiency ratio Efficiency ratio down 105 bps YoY 74.55% 68.46% 69.21% 67.41% 1 65.78% 3Q17 4Q17 1Q18 2Q18 3Q18 TOTAL REVENUE NON-INTEREST EXPENSE ($ millions) (excluding operating lease depreciation) Non-interest income (+6.6% YoY) ($ millions) Up 6.5% YoY Up 3.4% YoY Net interest income (+6.4% YoY) `BCFP/OCC settlement Other 2 $363 $365 $365 Compensation and employee benefits $343 $355 $332 $114 $116 $109 $121 $112 $254 $229 $227 $219 $204 $32 $104 $105 $101 $104 $234 $242 $243 $251 $249 $115 $128 $124 $121 $123 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Operating lease depr. $16 $16 $17 $18 $19 Total NIE $235 $348 $246 $272 $246 7 1 Excludes the pre-tax BCFP/OCC settlement and related expenses of $32.0 million 2 Includes occupancy and equipment, other non-interest expense, foreclosed real estate and repossessed assets and other credit costs, net, excludes operating lease depreciation

Maintained Stable Net Interest Margin Despite Balance Sheet Remix

NET INTEREST MARGIN[1]



Interest-earning assets yield
Net interest margin
Cost of deposits
5.07%
5.11%
5.19%
5.33%
5.36%
4.61%
4.57%
4.59%
4.67%
4.66%
0.38%
0.46%
0.50%
0.52%
0.59%
3Q17
4Q17
1Q18
2Q18
3Q18

- **3Q18 vs. 2Q18 Net Interest Margin Drivers (-1 bp)**
  - **Headwinds:**
    - Higher cost of funds **(-5 bps)**
    - Seasonal decline of inventory finance average loan balance of $434 million **(-5 bps)**
    - Auto finance run-off reinvested in debt securities available for sale **(-2 bps)**
  - **Tailwinds:**
    - Higher average yields on inventory finance portfolio **(+3 bps)**
    - Higher average yields on all other earning assets and changes in loan and lease mix **(+8 bps)**

IMPACT OF RISING INTEREST RATES

	Average Balances	Yield / Rate Change
	3Q18	3Q18 vs. 3Q17
Variable- and adjustable-rate loan portfolios[2]	$8.8B	59 bps
Deposits, excluding certificates of deposits	$13.4B	13 bps
Certificates of deposit	4.9B	40 bps
Total deposits	$18.3B	21 bps
Federal funds rate change		**100 bps**

LOAN AND LEASE PORTFOLIO MIX



Variable- and adjustable-rate[2]
Fixed-rate
48%
52%

- **48% of total loans and leases are variable- and adjustable-rate loans, up from 43% at 3Q17**
- Approximately 55% of variable- and adjustable-rate loans are tied to LIBOR

8

[1] Annualized and presented on a fully tax-equivalent basis
[2] Includes inventory finance portfolio and the variable- and adjustable-rate consumer real estate and commercial portfolios

Asset Sensitivity Supporting Higher Yields1 Interest-earning asset yields up 29 bps YoY 3Q17 4Q17 1Q18 2Q18 3Q18 • Balance sheet asset Consumer real estate: sensitivity and continued pricing discipline resulted First mortgage lien 5.33% 5.36% 5.37% 5.34% 5.33% in strong yield Junior lien 6.13 6.13 6.34 6.56 6.70 performance Commercial 4.72 4.90 4.93 5.21 5.25 • Loan and lease yields up 42 bps YoY Leasing and equipment finance 4.53 4.90 4.81 4.93 5.00 • 3Q18 debt securities Inventory finance 6.71 6.01 6.64 6.94 7.16 purchased at an average Auto finance 5.17 5.23 5.28 5.30 5.36 tax-equivalent yield of 3.40% Total loans and leases 5.31 5.35 5.49 5.67 5.73 • Interest-earning asset Debt securities portfolio2 2.69 2.71 2.50 2.61 2.71 yields up 29 bps YoY Total interest-earning assets 5.07 5.11 5.19 5.33 5.36 9 1 Annualized and presented on a fully tax-equivalent basis 2 Includes debt securities held to maturity and debt securities available for sale

Improving Non-interest Income Mix Non-interest income up 6.6% YoY NON-INTEREST INCOME SERVICING FEE INCOME LOWER AS AUTO ($ millions) FINANCE MANAGED ASSETS RUN OFF Other non-interest income1 Gains on sales of loans and servicing fee income Average auto finance loans serviced for others ($ billions) Servicing fee income - Other ($ millions) $121 Servicing fee income - Auto finance ($ millions) $112 $114 $116 $109 $2.9 $2.6 $2.3 $2.0 $11.7 $1.8 $10.7 87% $1.9 $10.0 $1.5 81% 84% 87% $2.0 $9.0 $1.2 84% $2.0 $8.3 $1.9 $7.5 $1.9 $1.9 $6.0 $1.6 $9.8 $8.7 $8.0 $7.1 $6.4 $5.6 19% $4.4 16% 16% 13% 13% 3Q17 4Q17 1Q18 2Q18 3Q18 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 NET LEASING AND EQUIPMENT FINANCE NON-INTEREST INCOME 3Q17 4Q17 1Q18 2Q18 3Q18 ($ millions) Leasing and equipment $34.1 $42.8 $41.8 $42.9 $45.0 finance non-interest income Operating lease depreciation (15.7) (16.5) (17.3) (17.9) (19.5) Net leasing and equipment $18.4 $26.3 $24.5 $25.0 $25.5 finance non-interest income 10 1 Includes fees and service charges, card revenue, ATM revenue, leasing and equipment finance, other and gains (losses) on debt securities, net

Retail-Focused Deposit Base AVERAGE DEPOSITS ($ billions) Up 3.6% YoY • 83% of average deposit Certificates of deposit balances are consumer Money market Savings Checking • Relative value of retail deposits increasing as short-term interest $18.1 $18.3 $18.4 $18.3 $17.6 rates rise 28% 27% 27% 27% 26% • Average checking and savings balances up 9.3% YoY 9% 8% 12% 10% 9% • Average interest rate on 28% 28% 30% 30% 31% deposits up 7 bps vs. 2Q18 34% 34% 34% 34% 34% 3Q17 4Q17 1Q18 2Q18 3Q18 Average interest cost 0.38% 0.46% 0.50% 0.52% 0.59% 11

Driving Core Deposit Growth Through Evolving Distribution Channels

1. Enhancing the customer experience
2. Improving customer engagement
3. Making investments in technology including the digital banking platform and Customer Relationship Management



BRANCH COUNT
(Change since 4Q13)
Down 26%
427
315
12/13
9/18
IMAGE-ENABLED ATMS
(Change since 4Q13)
0
293
12/13
9/18
DIGITAL/ATM DEPOSIT TRANSACTIONS
(YoY Change)
Up 41%
3Q17
3Q18
DIGITAL ACCOUNT OPENINGS YTD
(YoY Change)
Up 26%
3Q17
3Q18
AVERAGE CHECKING & SAVINGS BALANCES
(YoY Change $ billions)
Up 9.3%
$10.9
$11.9
3Q17
3Q18

STRONG CORE DEPOSIT GROWTH DESPITE REDUCED BRANCH COUNT

DIGITAL BANKING OVERVIEW

- Launched enhanced digital platform in 2017
- Features include thumbprint and facial recognition, mobile deposit capture and advance budgeting tools
- Functionality on par with larger peers helping to **reduce attrition and create new customer relationships**
- **3.5 times as many active users** on digital platform since the launch
- Allows for quicker and **more efficient rollout of future enhancements**



12

Earning Asset Growth with Improved Mix INTEREST-EARNING ASSET BALANCES1 ($ billions) • Average interest-earning asset Other interest-earning assets Up 4.6% YoY growth of 4.6% YoY, including Debt securities Auto finance continued run-off of the auto Loans and leases (excluding auto) finance portfolio: • Loans and leases (excluding auto) $21.4 $21.6 $21.7 $21.4 3 $20.5 up 5.7% 9% 10% 8% 8% 12% 14% 12% • Reduced average auto finance 16% 15% 11% composition from 16% in 3Q17 to 11% in 3Q18 76% 74% 75% 75% 74% • Improving earning asset mix with shift towards more capital efficient assets with lower risk 3Q17 4Q17 1Q18 2Q18 3Q18 profile RISK-WEIGHTED ASSETS / ASSETS2 92% 91% 90% 90% 89% 3Q17 4Q17 1Q18 2Q18 3Q18 1 Average balances 13 2 Ratio is based on average balances. 3 Calculated by subtracting average auto finance loans of $2.4 billion and $3.3 billion for 3Q18 and 3Q17, respectively, from total average loans and leases of $18.4 billion for both 3Q18 and 3Q17.

Loan and Lease Growth Excluding Auto Finance Auto finance portfolio down $925 million YTD LOAN AND LEASE BALANCES (EXCLUDING AUTO FINANCE) ($ millions) Up 2.5%1 YoY • Year-over-year loan and lease $16,544 $15,748 $15,904 $16,012 $16,146 growth, excluding auto 17% 21% 19% finance, driven by: 16% 18% • Inventory finance up 11.8% 22% 22% 22% 23% 23% • Commercial up 7.2% 28% 30% 30% 29% 29% Inventory finance Commercial 19% 18% 17% 18% Leasing and equipment finance 18% Consumer real estate - Junior lien 13% 13% 12% 11% 12% Consumer real estate & Other - First mortgage lien 9/17 12/17 3/18 6/18 9/18 AUTO FINANCE PORTFOLIO RUN-OFF ($ millions) • Auto finance portfolio run- $3,240 $3,200 Down $925M YTD off year-to-date, in-line with $2,839 $2,603 $2,275 2018 full-year guidance 9/17 12/17 3/18 6/18 9/18 Total loans and leases $18,988 $19,104 $19,383 $18,615 $18,421 14 1 Total loans and leases of $18.4 billion at September 30, 2018, down 3.0% YoY.

Leasing and Equipment Finance

LEASING AND EQUIPMENT FINANCE AT TCF

- Provides full array of financing solutions to companies in various industries, through programs with vendors and manufacturers as well as to customers directly
- Nearly 20 years in the business
- 12th largest bank-affiliated leasing company[1]
- 25th largest equipment finance/leasing company[2]

A WELL-DIVERSIFIED PORTFOLIO (9/18)



Other 12%
Trucks & trailers 7%
Furniture & fixtures 7%
Technology & data processing 6%
Golf cart & turf 9%
Construction 12%
Medical 7%
Manufacturing 10%
Specialty vehicles 30%

- Strong diversification by industry and product type
- Additional market diversification within each industry
- Geographic diversification across all 50 states

LOAN AND LEASE GROWTH OPPORTUNITIES

THREE PRONGED APPROACH TO ASSET GROWTH:

- **Core** - existing segments and markets
- **Strategic Business Development** - new markets and segments
- **Corporate Development** - strategic and tactical acquisitions and purchases *(opportunities as rising interest rates put pressure on spreads for specialty lenders)*

KEY METRICS (3Q18)

Portfolio Loans and Leases	$4.6B	YTD NCO Rate[5]	0.15%
Yield[3]	5.00%	Over 60-days Delinquency Rate[6]	0.16%
Rate	Fixed	Average Loan and Lease Size	$73K
Est. Weighted Average Life[4]	20 Months	Uninstalled Backlog	$578.8M

RISK MITIGATION

- **Well-diversified** portfolio
- **Compete as experts** with relationships with manufacturers, dealers and end users
- Focus on segments of expertise and financing **business-essential equipment**
- Focus on **select industries** that drive strong credit performance
- Strong **industry and equipment knowledge** drives underwriting that allows TCF's portfolio to **consistently outperform the industry**

NET CHARGE-OFF RATE[7] VS MONTHLY LEASING AND FINANCE INDEX[8]



Leasing and Equipment Finance
MLFI Index
0.60%
0.40%
0.20%
0.00%
Avg. 0.33%
Avg. 0.14%
3Q13
1Q14
3Q14
1Q15
3Q15
1Q16
3Q16
1Q17
3Q17
1Q18
3Q18

15

[1] Source: The Monitor, 2018 Monitor Bank 50 (U.S.)
[2] Source: The Monitor, 2018 Monitor 100 (U.S.)
[3] Annualized and presented on a fully tax-equivalent basis
[4] Represents how many months it is expected to take to collect half of the outstanding principal
[5] YTD annualized
[6] Excludes non-accrual loans and leases; includes portfolios acquired with deteriorated credit quality
[7] QTD annualized
[8] Source: Equipment Leasing and Finance Association; QTD based on average monthly data

Inventory Finance

Inventory Finance at TCF

- Utilizes manufacturer relationships to provide financing to dealers in various industries (e.g. powersports, lawn & garden)
- High yielding, low credit cost business with higher barrier to entry
- 79% of portfolio through exclusive manufacturer programs with risk mitigants to minimize credit losses
- Long-term program contracts typically 3-7 years
- Executive management team on average has over 35 years of industry experience

BRP TORO MTD EZGO ARIENS

Key Metrics (3Q18)

Portfolio Loans	\$2.9B	YTD NCO Rate[3]	0.07%
Yield[1]	7.16%	Over 60-days Delinquency Rate[4]	<0.01%
Rate	Variable	Average Loan Size	\$265K
Est. Weighted Average Life[2]	4 Months	Dealers	>10,800

Portfolio Trends



BALANCES
($ billions)
3-Year CAGR: 10.2%
4.0
3.5
3.0
2.5
2.0
1.5
1.0
3Q15
1Q16
3Q16
1Q17
3Q17
1Q18
3Q18



YIELDS[1]
7.50%
7.00%
6.50%
6.00%
5.50%
5.00%
3Q15
1Q16
3Q16
1Q17
3Q17
1Q18
3Q18

- **Balances typically peak in 1Q** due to overlap of lawn and garden and snow products
- Growth drivers include:
  - Growth with existing customer base through expansion of new manufacturer products, additional dealers and increased sales
  - New exclusive programs
- **Loan yields typically peak in 3Q** due to mix of dealer/manufacturer rates

Risk Mitigation

- **Exclusive programs** structured to minimize losses
- Manufacturer **repurchase and remarketing** on repossessed inventory
- Credit risk spread across more than **10,800 active dealers**
- **Risk-based collateral inspections** minimize credit losses
- Exclusive programs include **loss recourse and favorable loss rebates**



CONSISTENTLY LOW
NET CHARGE-OFF RATE[5] LEVELS
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
-0.10%
Average: 0.09%
3Q09
3Q10
3Q11
3Q12
3Q13
3Q14
3Q15
3Q16
3Q17
3Q18

16

[1] Annualized and presented on a fully tax equivalent basis
[2] Represents annual portfolio turnover
[3] YTD annualized
[4] Excludes non-accrual loans
[5] QTD annualized

Commercial COMMERCIAL AT TCF KEY METRICS (3Q18) • Originates commercial real estate and commercial business loans Portfolio Loans $3.7B YTD NCO Rate3 0.00% with nearly 100% of loans secured by properties or other business assets 1 Over 60-days Yield 5.25% 4 0.00% • 70% of commercial real estate loans secured by properties in Delinquency rate footprint with 30% in other markets as we follow strong, proven 78% var. / adjust. Average Rate $4M sponsors 22% fixed Loan Size • Capacity for growth as diversification model has resulted in CRE Est. Weighted 70% 2 23 Months CRE in Footprint balances well below the regulatory limit Average Life STRONG ORIGINATIONS MUTED WELL DIVERSIFIED BY BY HIGHER PAYDOWNS PROPERTY TYPE AND GEOGRAPHY ($ millions) Balances up Property Type Geography Commercial business 7.2% YoY Commercial real estate . Originations $3,741 MI 15% $3,490 $3,561 $3,678 $3,706 Commercial MN 22% business Non-owner 26% IL 13% $655 $654 occupied CRE $530 $538 $591 43% Other Multi-family 24% WI 9% housing 26% CA 5% 9/17 12/17 3/18 6/18 9/18 Owner-occupied FL 3% CO 5% CRE 5% TX 4% 1 Annualized and presented on a fully tax-equivalent basis 17 2 Represents how many months it is expected to take to collect half of the outstanding principal 3 YTD annualized 4 Excludes non-accrual loans

Consumer Real Estate

CONSUMER REAL ESTATE AT TCF

- First mortgage lien portfolio has been running off for the past several years
- Acquired Rubicon Mortgage Advisors (now known as TCF Home Loans) in late 2017 to enhance first mortgage product offering
- Appetite to reinvest auto finance portfolio run-off into longer duration assets, including first mortgage liens
- Ability to sell or hold junior lien originations to optimize revenue and mitigate concentration risk

KEY METRICS (3Q18)

Portfolio Loans	$4.9B	YTD NCO Rate[3]	Reported: (0.13)% Adjusted: 0.06%
Yield[1]	6.17%	Over 60-days Delinquency rate[4]	0.10%
Rate	62% var. / adjust. 38% fixed	Average Loan Size	First: $106K Junior: $50K
Est. Weighted Average Life[2]	53 Months	Average FICO	At orig: 740 Updated: 737

GROWTH OPPORTUNITIES DESPITE RECENT RUN-OFF



($ millions)
Junior liens
First mortgage liens
Balances down 0.6% YoY
$4,931
$4,820
$4,722
$4,631
$4,901
$2,978
$2,860
$2,843
$2,830
$2,940
$1,953
$1,960
$1,879
$1,801
$1,961
3Q17
4Q17
1Q18
2Q18
3Q18

PORTFOLIO MIX



First mortgage liens 40%
Junior liens 60%

- 3Q18 average yields[1]:
  - First mortgage lien - 5.33%
  - Junior lien - 6.70%
- Serviced for others portfolio of $2.1 billion at September 30, 2018 which generated loan servicing fees of $1.4 million in 3Q18

[1] Annualized and presented on a fully tax-equivalent basis
[2] Represents how many months it is expected to take to collect half of the outstanding principal
[3] YTD annualized; Adjusted NCO rate excludes the $6.6 million recovery from the consumer real estate non-accrual loan sale in 3Q18 - see Slide 26 "Reconciliation of GAAP to Non-GAAP Financial Measures"
[4] Excludes non-accrual loans

18

Auto Finance September 30, 2018 AUTO FINANCE PORTFOLIO ($ millions) Serviced for others portfolio Portfolio loans and HFS • Effective December 1, 2017, TCF discontinued auto finance loan originations $5,540 $5,097 • Continue to service existing auto finance portfolio (owned $4,477 and serviced for others) $2,163 $1,897 $3,913 $1,638 $3,403 • Auto finance portfolio run-off of $925 million year-to-date $1,310 $1,128 • Capital being deployed into other loan and lease portfolios and debt securities, as well as various capital initiatives $3,377 $3,200 $2,839 $2,603 $2,275 • Loan servicing fees of $4.4 million in 3Q18, down $3.6 million from 3Q17 9/17 12/17 3/18 6/18 9/18 • 3Q18 average yield of 5.36%1 2 Auto finance New auto • Over 60-days delinquency rate of 0.41% 21% $2.3 billion • Net charge-off (%): 2016 2017 YTD 3Q18 3 (12% of total loans 0.86% 1.11% 1.41% and leases) Used auto 79% 1 19 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans 3 YTD annualized

Reduced Risk Profile Run-off of auto finance portfolio resulting in lower credit, operational and liquidity risks NON-PERFORMING ASSETS 60+ DAY DELINQUENCIES1 ($ millions) Other real estate owned Non-accrual loans and leases . NPAs/Loans and leases and other real estate owned $146 $137 $144 $101 $109 0.13% 0.12% 0.12% 0.10% 0.11% 0.77% 0.72% 0.74% 0.54% 0.59% 9/17 12/17 3/18 6/18 9/18 9/17 12/17 3/18 6/18 9/18 PROVISION FOR CREDIT LOSSES CASH AND DEBT SECURITIES ($ millions) ($ millions) Cash and debt securities . Loan-to-deposit ratio $2,988 $3,102 $22 $2,701 $2,475 $2,492 $15 $14 2 $11 105% 104% 104% 101% 100% $2 2 3 3Q17 4Q17 1Q18 2Q18 3Q18 9/17 12/17 3/18 6/18 9/18 % of Total Assets 10.8% 10.8% 11.6% 12.9% 13.5% 20 1 Excludes non-accrual loans and leases 2 Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, provision for credit losses was $19.1 million 3 Excluding the $6.6 million recovery from the consumer real estate non-accrual loan sale, provision for credit losses was $8.9 million

Net Charge-off Rate Trends Remain Stable ANNUALIZED NET CHARGE-OFF RATE4 NCO rate excluding recovery from 0.38% 4 consumer real • Net charge-off rate excluding estate non- auto finance and recovery 0.28% 0.29% 0.29% accrual loan sale1 0.27% from consumer real estate NCO rate non-accrual loan sale of 0.18% 0.15% NCO rate excluding 1 0.18% auto finance net 0.10% , up 1 bp YoY charge-offs and 0.09% 0.09% 0.10% 0.10% recovery from consumer real • Auto finance net charge-offs estate non-accrual 1 3Q17 4Q17 1Q18 2Q18 3Q18 loan sale comprised 71% of total net charge-offs for 3Q18, 1 excluding recovery from NET CHARGE-OFFS (excluding the recoveries from the sales of consumer real estate non-accrual loans) consumer real estate non- ($ millions) 1 Net charge-offs excluding auto finance and recovery from the sale of consumer real accrual loan sale estate non-accrual loans Auto finance net charge-offs $18 $13 $7 $14 $13 $13 $3 $4 $4 $4 $9 $11 $11 $9 $9 3Q17 4Q17 1Q18 2Q18 3Q18 21 1 See Slide 26 “Reconciliation of GAAP to Non-GAAP Financial Measures” slide

Improved Return on Capital Driving higher …while increasing …supported by higher returns on capital… capital levels… net income ROATCE1, 2 COMMON EQUITY NET INCOME AVAILABLE TO TIER 1 CAPITAL RATIO COMMON STOCKHOLDERS ($ millions) Up 99 bps 619 bps 15.76% Up 11.04% 73% $83.7 10.05% Up 9.57% $48.3 3Q17 3Q18 3Q17 3Q18 3Q17 3Q18 • Repurchased 940,373 shares of common stock during 3Q18 at a cost of $24 million • $141 million of share repurchase authorization remaining as of September 30, 2018 1 Annualized 22 2 See Slide 27 “Reconciliation of GAAP to Non-GAAP Financial Measures (cont.)” slide

Delivering on Commitments ROATCE and Efficiency Ratio in line or above targeted range 2018 Target1 3Q18 2018 YTD (Adjusted) Reported Reported Adjusted 2 2 2 ROATCE 11.5% - 13.5% 15.76% 12.89% 14.46% 3 Efficiency Ratio 66% - 68% 67.41% 70.40% 67.45% 1 Adjusted ROATCE and Adjusted Efficiency Ratio are non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort, however it is expected to be consistent with the historical non-GAAP reconciliations. These target ranges do not include amounts related to the BCFP litigation or any estimate of the potential impacts of certain types of event-specific charges such as those related to acquisitions or changes in regulations. See the Cautionary Statements at the beginning of this presentation for further information regarding some of the items that could cause our actual results to differ from these estimates. 23 2 See Slide 27 "Reconciliation of GAAP to Non-GAAP Financial Measures (cont.)" slide 3 Adjusted efficiency ratio is calculated as total non-interest expense of $764.4 million less the pre-tax BCFP/OCC settlement and related expenses of $32.0 million divided by total revenue of $1.1 billion.

Appendix

Loan and Lease Geographic Diversification

At September 30, 2018

($ thousands)	Consumer Real Estate	Commercial	Leasing and Equipment Finance	Inventory Finance	Auto Finance	Other	Total
California	$ 1,140,020	$ 205,125	$ 645,465	$ 136,490	$ 367,145	$ 3	$ 2,494,248
Illinois	1,034,291	478,997	192,530	78,720	85,083	5,945	1,875,566
Minnesota	844,331	809,370	103,687	74,843	32,825	4,567	1,869,623
Michigan	383,452	564,586	140,615	127,585	36,879	5,614	1,258,731
Texas	13,053	139,638	425,153	157,309	208,662	7	943,822
Florida	197,632	118,078	239,336	126,272	138,161	34	819,513
Wisconsin	179,933	347,950	68,971	98,668	17,368	931	713,821
New York	43,388	43,181	243,319	118,961	129,147	41	578,037
Colorado	222,033	178,439	90,668	38,126	34,785	3,437	567,488
Canada	—	—	2,627	449,920	—	—	452,547
Ohio	8,234	69,545	174,525	115,696	72,267	1	440,268
Pennsylvania	38,696	57,314	157,541	81,331	78,897	66	413,845
Georgia	53,045	90,892	122,486	62,172	79,043	1	407,639
Arizona	118,449	31,310	144,660	44,742	64,873	306	404,340
New Jersey	58,813	29,198	147,827	38,052	74,493	1	348,384
North Carolina	9,011	20,928	159,366	70,893	85,971	3	346,172
Washington	141,140	36,361	92,704	50,175	21,469	3	341,852
Oregon	90,068	56,784	58,427	47,265	15,974	—	268,518
Massachusetts	49,606	31,354	110,387	22,052	50,899	1	264,299
Indiana	17,421	63,340	92,640	57,374	28,916	7	259,698
Missouri	11,539	72,528	61,691	68,741	26,215	—	240,714
Other	247,302	296,246	1,127,262	815,017	626,062	139	3,112,028
Total	$ 4,901,457	$ 3,741,164	$ 4,601,887	$ 2,880,404	$ 2,275,134	$ 21,107	$ 18,421,153

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Reconciliation of GAAP to Non-GAAP Financial Measures

($ thousands)

Computation of net charge-off rate excluding auto finance and recovery from non-accrual loan sales		Quarter Ended Sep. 30, 2017	Dec. 31, 2017	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018
Net charge-offs	(a)	$ 8,152	$ 18,285	$ 14,151	$ 12,770	$ 6,790
Plus: Recovery from consumer real estate non-accrual loan sale		4,622	—	—	—	6,626
Net charge-offs excluding recovery from consumer real estate non-accrual loan sale	(b)	12,774	18,285	14,151	12,770	13,416
Less: Auto finance net charge-offs		9,248	11,111	10,656	8,516	9,485
Total net charge-offs excluding auto finance net charge-offs and recovery from consumer real estate non-accrual loan sale	(c)	$ 3,526	$ 7,174	$ 3,495	$ 4,254	$ 3,931
Average total loans and leases	(e)	$ 18,398,554	$ 19,191,412	$ 19,253,483	$ 19,093,607	$ 18,415,524
Average auto finance loans		3,280,612	3,267,855	3,020,187	2,695,943	2,435,868
Average total loans and leases, excluding auto finance	(f)	$ 15,117,942	$ 15,923,557	$ 16,233,296	$ 16,397,664	$ 15,979,656
Net charge-off rate[1]	(a) / (e)	0.18 %	0.38%	0.29%	0.27%	0.15%
Net charge-off rate excluding recovery from consumer real estate non-accrual loan sale[1, 2]	(b) / (e)	0.28	0.38	0.29	0.27	0.29
Net charge-off rate excluding auto finance net charge-offs and recovery from consumer real estate non-accrual loan sale[1, 2]	(c) / (f)	0.09	0.18	0.09	0.10	0.10

Computation of consumer real estate net charge-off rate excluding recovery from non-accrual loan sale		YTD 9/30/2018 Consumer Real Estate
Net recoveries	(g)	$ (4,535)
Less: Recovery from consumer real estate non-accrual loan sale		(6,626)
Net charge-offs excluding recovery from consumer real estate non-accrual loan sale	(h)	$ 2,091
Average loans and leases	(i)	$ 4,745,346
Net charge-off rate[1]	(g) / (i)	(0.13)%
Net charge-off rate excluding recovery from consumer real estate non-accrual loan sale[1, 2]	(h) / (i)	0.06 %

[1] Annualized

[2] When evaluating the annualized net charge-off rate, management considers adjusted measures such as the net charge-off rate excluding recovery from consumer real estate non-accrual loan sales and net charge-off rate excluding auto finance net charge-offs and recovery from consumer real estate non-accrual loan sales. These measures are non-GAAP adjusted measures and are viewed by management as useful indicators of normalized net charge-offs and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

26

Reconciliation of GAAP to Non-GAAP Financial Measures (cont.)

($ thousands)

Computation of adjusted return on average common equity, return on average tangible common equity and adjusted return on average tangible common equity:		QTD Sep. 30, 2017	QTD Sep. 30, 2018	YTD Sep. 30, 2018
Net income available to common stockholders	(a)	$ 48,285	$ 83,702	$ 206,131
Plus: Other intangibles amortization		806	913	2,579
Less: Income tax expense attributable to other intangibles amortization		277	220	622
Adjusted net income available to common stockholders	(b)	$ 48,814	$ 84,395	$ 208,088
Net income available to common stockholders adjusted for BCFP/OCC settlement:				
Net income available to common stockholders		$ 48,285	$ 83,702	$ 206,131
Plus: BCFP/OCC settlement adjustment		—	—	32,000
Less: Income tax expense attributable to BCFP/OCC settlement adjustment		—	—	6,491
Net income available to common stockholders adjusted for BCFP/OCC settlement	(c)	48,285	83,702	231,640
Plus: Other intangibles amortization		806	913	2,579
Less: Income tax expense attributable to other intangibles amortization		277	220	622
Adjusted net income available to common stockholders adjusted for BCFP/OCC settlement	(d)	$ 48,814	$ 84,395	$ 233,597
Average balances:				
Total equity		$ 2,577,017	$ 2,511,983	$ 2,534,758
Less: Non-controlling interest in subsidiaries		22,350	23,548	25,133
Total TCF Financial Corporation stockholders' equity		2,554,667	2,488,435	2,509,625
Less: Preferred stock		265,556	169,302	179,555
Average total common stockholders' equity	(e)	2,289,111	2,319,133	2,330,070
Less:				
Goodwill, net		227,539	154,757	154,757
Other intangibles, net		22,279	21,798	22,576
Average tangible common stockholders' equity	(f)	$ 2,039,293	$ 2,142,578	$ 2,152,737
Average total common stockholders' equity adjusted for BCFP/OCC settlement:				
Average total common stockholders' equity		$ 2,289,111	$ 2,319,133	$ 2,330,070
Plus: BCFP/OCC settlement adjustment to average total common stockholders' equity		—	—	1,402
Average total common stockholders' equity adjusted for BCFP/OCC settlement	(g)	2,289,111	2,319,133	2,331,472
Less:				
Goodwill, net		227,539	154,757	154,757
Other intangibles, net		22,279	21,798	22,576
Adjusted average tangible common stockholders' equity	(h)	$ 2,039,293	$ 2,142,578	$ 2,154,139
Return on average common equity[1]	(a) / (e)	8.44%	14.44%	11.80%
Adjusted return on average common equity[1,2]	(c) / (g)	8.44	14.44	13.25
Return on average tangible common equity[1,2]	(b) / (f)	9.57	15.76	12.89
Adjusted return on average tangible common equity[1,2]	(d) / (h)	9.57	15.76	14.46

[1] Annualized

[2] When evaluating capital adequacy and utilization, management considers financial measures such as adjusted return on average common equity, return on average tangible common equity and adjusted return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

27